Exhibit 10.7

Execution Version

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of February 26, 2024, among Great Ajax Corp., a Maryland corporation (the “Company”), Great Ajax Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), Thetis Asset Management LLC, a Delaware limited liability company (the “Manager”), and the exchanging investor set forth in Schedule I hereto (the “Exchanging Investor”). The Company, the Operating Partnership, the Manager and the Exchanging Investor are collectively referred to as the “Parties” and each, a “Party”.

BACKGROUND

Prior to the date hereof, the Parties entered into one or more Securities Purchase Agreements (each a “Securities Purchase Agreement”), pursuant to which the Company issued to the Exchanging Investor, and the Exchanging Investor purchased or received from the Company, as applicable, (i) shares (the “Series A Shares”) of the Company’s 7.25% Series A Fixed-to-Floating Rate Preferred Stock, liquidation preference $25.00 per share (the “Series A Preferred Stock”); (ii) shares (the “Series B Shares,” and together with the Series A Shares, the “Shares”) of the Company’s 5.00% Series B Fixed-to-Floating Rate Preferred Stock, liquidation preference $25.00 per share (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”); (iii) Series A warrants (each, a “Series A Warrant”) issued and delivered pursuant to one or more Warrant Agency Agreements (each, a “Warrant Agency Agreement”), between the Company and Equiniti Trust Company (formerly known as American Stock Transfer & Trust Company, LLC) (“Equiniti Trust Company”), in its capacity as the Company’s warrant agent (the “Warrant Agent”) for the Series A Warrants, to purchase shares of common stock, par value $0.01 per share of the Company (“Common Stock”), and (iv) Series B warrants (each, a “Series B Warrant” and together with the Series A Warrant, the “Warrants”) issued and delivered pursuant to one or more Warrant Agency Agreements between the Company and the Warrant Agent for the Series B Warrants, to purchase shares of Common Stock.

As of the date hereof, the undersigned Exchanging Investor is the beneficial owner of, as applicable, the number of Series A Shares, Series B Shares, Series A Warrants and Series B Warrants, shown opposite such Exchanging Investor’s name on Schedule I hereto (together, the “Exchanged Securities”).

Exchanging Investor desires to exchange with the Company (the “Exchange”) the Exchanged Securities for a combination of (a) an aggregate number of newly-issued shares of Common Stock (the “New Common Shares”) shown opposite such Exchanging Investor’s name under the heading “Initial Common Stock Consideration” on Schedule I hereto (the “Initial Common Stock Consideration”); (b) a further aggregate number of New Common Shares (such shares, the “Post-Approval Common Shares”), to be issued after the meeting of the Company’s stockholders and subject to receiving approval at that meeting from such stockholders (the “Stockholder Meeting Approval”) to, approve the transactions contemplated by the Securities Purchase Agreement, as shown opposite such Exchanging Investor’s name under the heading “Post-Approval Common Stock Consideration” on Schedule I hereto (the “Post-Approval Common Stock Consideration” and, together with the Initial Common Stock Consideration, the “Common Stock Consideration”); (c) cash, as consideration in lieu of fractional shares in the issuance of the Initial Common Stock Consideration and the Post-Approval Common Stock Consideration, in the amount shown opposite such Exchanging Investor’s name under the heading “Preferred Stock Cash Consideration” on Schedule I hereto (the “Preferred Stock Cash Consideration”); (d) a further aggregate number of New Common Shares (such shares, the “Warrant Common Shares”) shown opposite such Exchanging Investor’s name under the heading “Common Stock Consideration for Series A and Series B Warrants” on Schedule I hereto (the “Warrant Common Stock Consideration”); (e) cash, as consideration in lieu of fractional shares in the issuance of the Warrant Common Stock Consideration, in the amount shown opposite such Exchanging Investor’s name under the heading “Warrant Cash Consideration” on Schedule I hereto (the “Warrant Cash Consideration,” together with the Preferred Stock Cash Consideration, the “Cash Consideration” and, together with the Common Stock Consideration, the “Exchange Consideration”), in a transaction exempt from registration requirements of the Securities Act of 1933 (the “Securities Act”), pursuant to the provisions of Section 3(a)(9) thereof.

The Exchange is a condition to, and shall occur substantially simultaneously with, the closing of the transactions contemplated by the Credit Agreement, dated as of the date hereof, by and among the Company and the Lenders, the Administrative Agent and the Collateral Agent identified therein (the “Loan Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I.

Exchange

1.1           Exchange.

1.1.1            Preferred Stock Exchange. On the Initial Closing Date (as defined below), upon the terms and subject to the conditions set forth herein, (X) the undersigned Exchanging Investor of Preferred Stock agrees to exchange the full amount of Series A Shares and Series B Shares, as applicable, shown opposite such Exchanging Investor’s name on Schedule I hereto (the “Preferred Stock Exchange”) for the Initial Common Stock Consideration and Cash Consideration and (Y) the Company agrees to (a) issue to the Exchanging Investor of Preferred Stock, the number of New Common Shares as set forth under the heading “Initial Common Stock Consideration” on Schedule I hereto opposite such Exchanging Investor’s name and (b) pay to such Exchanging Investor the amount of cash in U.S. dollars as set forth under the heading “Preferred Stock Cash Consideration” on Schedule I hereto opposite such Exchanging Investor’s name.

1.1.2            Subsequent Issuance of Common Stock. On the Stockholder Approval Closing Date (as defined below), upon the terms and subject to the conditions set forth herein including receiving the requisite Stockholder Meeting Approval, (X) the Company agrees to issue to the Exchanging Investor of Preferred Stock, the number of New Common Shares as set forth under the heading “Post-Approval Common Stock Consideration” on Schedule I hereto opposite such Exchanging Investor’s name (such issuance, the “Post-Approval Issuance”), and (Y) the Exchanging Investor of Preferred Stock agrees to accept the Post-Approval Issuance in connection with the amount of Series A Shares and Series B Shares, as applicable, that the Exchanging Investor had previously exchanged in the Preferred Stock Exchange, as described in Section 1.1.1 above.

1.1.3            Warrants Exchange. On the Initial Closing Date (as defined below), upon the terms and subject to the conditions set forth herein, (X) the Company agrees to (a) issue to the Exchanging Investor of Warrants the number of New Common Shares as set forth under the heading “Common Stock Consideration for Series A and Series B Warrants Exchanged” on Schedule I hereto opposite such Exchanging Investor’s name and (b) pay to such Exchanging Investor the amount of cash in U.S. dollars as set forth under the heading “Warrant Cash Consideration” on Schedule I hereto opposite such Exchanging Investor’s name, and (Y) the Exchanging Investor of Warrants agrees to exchange the amount of Series A Warrants and Series B Warrants, as applicable, shown opposite such Exchanging Investor’s name on Schedule I hereto, for such Warrant Common Stock Consideration and Warrant Cash Consideration (the “Warrants Exchange”)

1.2            Exchange Procedures.

(a)            The completion of the Exchange described in Section 1.1.1 and Section 1.1.3 above (the “Initial Closing” and such date, the “Initial Closing Date”) shall occur remotely via the exchange of documents and signatures on (i) the Business Day following the satisfaction of all of the conditions to the Closing set forth in Section 1.3 (the “Closing Conditions”) (other than the Closing Conditions that by their nature are to be satisfied at the Closing), or (ii) such later date or at such different location as the Parties shall agree to in writing with the written consent of Rithm Capital Corp. The completion of the Post-Approval Issuance hereunder (the “Subsequent Closing” and, together with the Initial Closing, the “Closings” and each, a “Closing;” and such date, the “Stockholder Approval Closing Date” and, together with the Initial Closing Date, the “Closing Dates” and each, a “Closing Date”) shall occur remotely via the exchange of documents and signature on (i) the Business Day following the annual or special meeting of the Company’s stockholders, held to obtain the vote of the Company’s stockholders to approve, among other things, the transactions contemplated by the Securities Purchase Agreement. “Business Day” shall mean any day other than (i) a Saturday or a Sunday, or (ii) a day on which commercial banks in New York City, New York are authorized or required by applicable Law to close.

(b)            No later than 9:30 a.m., Eastern Time, on the Initial Closing Date, the Exchanging Investor shall cause the custodian through which such Exchanging Investor holds its Exchanged Securities to (i) post a DWAC request to Equiniti Trust Company, in its capacity as the Company’s transfer agent (the “Transfer Agent”) for the Preferred Stock, and in its capacity as the Warrant Agent for the Warrants, as applicable, in each case, to effect the cancellation of the Exchanged Securities of the Exchanging Investor, in accordance with the procedures of The Depository Trust Company (“DTC”), and (ii) post a DWAC request to the Transfer Agent, in its capacity as the Company’s transfer agent for the Common Stock, for receipt of the number of New Common Shares as set forth under the heading “Initial Common Stock Consideration” on Schedule I hereto opposite the Exchanging Investor’s name on Schedule I hereto.

(c)            On the Initial Closing Date, the Company or the Transfer Agent, at the Company’s direction, shall deliver (i) the Initial Common Stock Consideration to the DTC account and (ii) the Cash Consideration by wire transfer of immediately available funds to the account(s), in each case, specified by the Exchanging Investor in Exhibit A hereto, against delivery of the Exchanged Securities. On the Stockholder Approval Closing Date, the Company or the Transfer Agent, at the Company’s direction, shall deliver the Post-Approval Common Stock Consideration to the DTC account specified by the Exchanging Investor in Exhibit A hereto. Effective as of the Initial Closing, the Exchanging Investor shall cease to own the Exchanged Securities exchanged pursuant to Section 1.1, and the Company shall be entitled to instruct the appropriate parties to immediately thereafter cancel or retire the Exchanged Securities on the books and records of the Company, the Transfer Agent and the Warrant Agent, as applicable.

(d)            Effective as of the Initial Closing, each Exchanged Security and the rights, covenants, agreements and obligations of the Parties thereunder or contemplated thereby will terminate and be of no further force and effect, all of the obligations of the Company under each and every of the Exchanged Securities will thereupon be released, extinguished and terminated, and the Exchanging Investor shall irrevocably relinquish any right or interest that the Exchanging Investor may have had, may have or may acquire in the future with respect to the Exchanged Securities, including, but not limited to, the right to (i) exercise the Exchanged Securities into any equity of the Company or (ii) require the Company to purchase any of the Exchanged Securities in accordance with their terms.

(e)            The Company and the Exchanging Investor agree to comply with the supplemental exchange procedures set forth in Exhibit A hereto.

1.3            Closing Conditions.

(a)            The obligations of the Company hereunder in connection with each Closing are subject to the following conditions, any one or more of which may be waived by the Company:

(i)                cancellation or retirement of the Exchanged Securities being exchanged hereunder in connection with the Exchange;

(ii)               the accuracy on the date hereof and the Closing Date of the representations and warranties made by the Exchanging Investor in this Agreement;

(iii)              the fulfillment in all material respects of those undertakings of the Exchanging Investor to be fulfilled prior to the Closing; and

(iv)              no injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made and no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, as of each Closing Date, prevent or materially interfere with the consummation of the transactions contemplated by this Agreement.

(b)            The obligations of the Exchanging Investor in connection with each Closing are subject to the following conditions, any one or more of which may be waived by such Exchanging Investor:

(i)                receipt by the Exchanging Investor of the applicable Common Stock Consideration in connection with the Exchange pursuant to this Agreement, in electronic, book-entry form, registered in the name of the Exchanging Investor, or confirmation of instruction given by the Company to the Transfer Agent to register the applicable Common Stock Consideration in electronic, book-entry form with respect to the number of Shares set forth in Section 1.1 above;

(ii)               receipt by the Exchanging Investor of a wire transfer to the account designated by such Exchanging Investor of same-day funds in the full amount of the Cash Consideration in connection with the Exchange pursuant to this Agreement;

(iii)              the accuracy on the date hereof and each Closing Date of the representations and warranties made by the Company and the Operating Partnership in this Agreement;

(iv)              the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to each Closing; and

(v)               no injunction, restraining order, action or order of any nature by a governmental or regulatory authority shall have been issued, taken or made and no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, as of each Closing Date, prevent or materially interfere with the consummation of the transactions contemplated by this Agreement.

ARTICLE II.

REPRESENTATIONS, WARRANTIES and covenants

2.1            Representations, Warranties and Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, hereby represent and warrant to, and covenant with, the Exchanging Investor as of the date of this Agreement, the Initial Closing Date and the Stockholder Approval Closing Date, unless otherwise specified:

(a)            Each of the Company and each of the subsidiaries of the Company identified in Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (“Form 10-K”) (each, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly incorporated, formed or organized and is validly existing as a corporation, general or limited partnership or limited liability company in good standing under the laws of its respective jurisdiction of incorporation, formation or organization with full power and authority to own its respective properties and to conduct its respective businesses as described the Form 10-K and in reports and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), since January 1, 2023 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). Each of the Company and the Operating Partnership has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby. The execution, delivery and performance of this Agreement and each other instrument or document executed and delivered by the Company and the Operating Partnership in connection with this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and the Operating Partnership, as applicable.

(b)            The Company and each of the Subsidiaries is duly qualified or licensed and in good standing in each jurisdiction in which it conducts its businesses or in which it owns or leases real property or otherwise maintains an office and in which the failure, individually or in the aggregate, to be so qualified or licensed would have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect”).

(c)            This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and constitutes a legal, valid and binding obligation of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”).

(d)            The execution, delivery and performance of this Agreement and the consummation of the Exchange will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of, or default under), (i) any provision of the respective charter, bylaws, agreement of limited partnership, operating agreement or other similar organizational documents (the “Organizational Documents”) of the Company or any Subsidiary, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order (each, a “Law”) applicable to the Company or any Subsidiary, except in the case of this clause (ii) for such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

(e)            When delivered to the Exchanging Investor pursuant to the Exchange in accordance with the terms of this Agreement, the New Common Shares, assuming the truth and accuracy of the representations and warranties and compliance with the covenants of the Exchanging Investor herein, will be validly issued, fully paid and non-assessable and free and clear of any Liens (as defined in Section 2.3(c)) and will not be subject to any statutory and contractual preemptive rights, first refusal rights or similar rights. Assuming the accuracy of the Exchanging Investor’s representations and warranties and compliance with the covenants of the Exchanging Investor herein, the New Common Shares (a) will be issued in the Exchange exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act and (b) will be issued in compliance with all applicable state and federal Laws and, at the Closing, will be free of any restrictive legend and any restrictions on resale by such Exchanging Investor subject to the applicable conditions set forth in and pursuant to Rule 144 promulgated under the Securities Act.

(f)            All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. All of the outstanding shares of capital stock, partnership interests and membership interests, as the case may be, of the Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable securities thereof and, except as disclosed in the SEC Reports, all of the outstanding shares of capital stock, partnership interest or membership interests, as the case may be, of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company or another Subsidiary. Except as disclosed in the SEC Reports or as contemplated by the Loan Agreement and the transactions being consummated in connection therewith (including pursuant to the Securities Purchase Agreement, dated as of the date hereof, by and among the Company, the Operating Partnership, the Manager and Rithm Capital Corp.), there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. All issued and outstanding units of partnership interest in the Operating Partnership owned by the Company are owned free and clear of any Liens.

(g)           No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement by the Company or the Operating Partnership, the consummation of the Exchange or their consummation of the transactions contemplated herein, other than such as have been obtained, or will have been obtained at the Closing Date.

(h)           There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or the Operating Partnership, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order that could reasonably be expected to have a Material Adverse Effect or that would reasonably be expected to materially impede the consummation of the Exchange.

(i)            The New Common Shares conform in all material respects to the description of Common Stock contained in the SEC Reports, this Agreement, and the Articles of Amendment and Restatement of the Company, effective as of June 30, 2014 (as amended, the “Charter”).

(j)            The SEC Reports (i) as of the time they were filed (or if subsequently amended, when amended, and as of the date hereof), complied, and comply, in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if subsequently amended or superseded by an amendment or other filing, then, on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(k)            Neither the Company nor any of its Subsidiaries nor any of their respective officers, directors, employees or agents has incurred any liability for any commissions or other remuneration in connection with the Exchange.

(l)            It is not necessary in connection with the Exchange, in the manner contemplated herein, to register the offer and sale of the New Common Shares under the Securities Act in reliance on the exemption from registration set forth under Section 3(a)(9) of the Securities Act. Neither the Company nor anyone acting on the Company’s behalf has received any commission or remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

(m)            No later than 9:30 a.m., Eastern Time, on the first (1st) Business Day following the date of this Agreement, the Company shall file with the SEC a current report on Form 8-K announcing the Exchange, including all required exhibits thereto, which current report the Company acknowledges and agrees will disclose all material terms of the Exchange.

2.2            Representations and Warranties of the Manager. The Manager hereby makes the following representations and warranties to the Exchanging Investor as of the date hereof, the Initial Closing Date and the Stockholder Approval Closing Date, unless otherwise specified:

(a)            The Manager has been duly organized and is validly existing as a limited liability company in good standing under the laws of the state of Delaware with full power and authority to own its properties and to conduct its businesses as described in the SEC Reports and to consummate the transactions contemplated herein and therein.

(b)            The Manager is duly qualified or licensed and in good standing in each jurisdiction in which it conducts its businesses or in which it owns or leases real property or otherwise maintains an office and in which the failure, individually or in the aggregate, to be so qualified or licensed would have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Manager (any such effect or change, where the context so requires, is hereinafter called a “Manager Material Adverse Effect”).

(c)            The Manager is not in breach of or in default under (nor has any event occurred that with notice, lapse of time, or both would constitute a breach of, or default under), (i) its operating agreement, bylaws or other similar organizational documents (the “Manager Organizational Documents”), (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Manager is a party or by which any of it or its respective properties is bound (together with the Manager Organizational Documents, the “Manager Agreements”), or (iii) any Law applicable to the Manager, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

(d)            The execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Manager Organizational Documents, or (ii) any provision of any contract, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Manager is a party or by which any of it or its respective properties may be bound or affected, or under any Law applicable to the Manager, except in the case of this clause (ii) for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

(e)            This Agreement has been duly authorized, executed and delivered by the Manager and constitutes a legal, valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms, except that such enforcement may be limited by the Enforceability Exceptions.

(f)            There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Manager, threatened against the Manager or any of its respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency that could result in a judgment, decree, award or order reasonably likely to result in a Manager Material Adverse Effect or that would reasonably be expected to materially impede the consummation of the Exchange.

2.3            Representations, Warranties and Covenants of the Exchanging Investor. The Exchanging Investor represents and warrants to the Company and the Operating Partnership, as of the date of this Agreement, the Initial Closing Date and the Stockholder Approval Closing Date, that:

(a)            The Exchanging Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

(b)            The Exchanging Investor has all requisite corporate (or other applicable entity) power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms hereof and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Exchanging Investor and constitutes the valid and binding obligation of the Exchanging Investor, enforceable in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions.

(c)            As of the date hereof and as of immediately prior to the Initial Closing, the Exchanging Investor is and will be the sole record and beneficial owner of the Exchanged Securities shown opposite such Exchanging Investor’s name on Schedule I hereto. A holding period of at least one year has elapsed with respect to such Exchanged Securities within the meaning of Rule 144(d) under the Securities Act. The Exchanging Investor has good, valid and marketable title to its Exchanged Securities, free and clear of all liens, mortgages, pledges, security interests, restrictions, charges, encumbrances or adverse claims, rights or proxies of any kind (“Liens”), other than those Liens (i) arising by operation of applicable Law, (ii) arising by operation of the Organizational Documents of the Company or (iii) those created by or imposed by or on the Company. When the Exchanged Securities are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all Liens. None of the Exchanging Investors has, nor prior to the Initial Closing, will have, in whole or in part, other than pledges or security interests that an Exchanging Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, (x) assigned, transferred, hypothecated, pledged, exchanged, or otherwise disposed of any of its Exchanged Securities (other than to the Company pursuant hereto), or (y) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Securities.

(d)            The execution, delivery and performance of this Agreement by the Exchanging Investor and compliance by the Exchanging Investor with all provisions hereof and the consummation of the transactions contemplated hereby, will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except as may be required under the securities or “blue sky” laws of the various states), (ii) constitute a breach or violation of any of the terms or provisions of, or result in a default under, (x) the Organizational Documents of the Exchanging Investor or (y) any material indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Exchanging Investor is a party or by which the Exchanging Investor is bound, or (iii) violate or conflict with any applicable Law applicable to the Exchanging Investor, excluding such consents, approvals, authorizations, orders, qualifications, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of the Exchanging Investor to consummate the transactions contemplated hereby.

(e)            Each Exchanging investor will comply with all applicable Laws in effect necessary for such Exchanging Investor to consummate the transactions contemplated hereby, including the Exchange, and, prior to each Closing, obtain any consent, approval or permission required for the transactions contemplated hereby, including the Exchange, and the Laws to which such Exchanging Investor is subject, and the Company shall have no responsibility therefor.

(f)            The Exchanging Investor has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks with respect to the Exchange and an investment in the New Common Shares. With the assistance of the Exchanging Investor’s professional advisors, to the extent that the Exchanging Investor has deemed appropriate, the Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of the Exchange and an investment in the New Common Shares, and the consequences of the Exchange and this Agreement and the Exchanging Investor has made its own independent decision that the investment in the New Common Shares is suitable and appropriate for the Exchanging Investor. The Exchanging Investor has considered the suitability of the New Common Shares as an investment in light of the Exchanging Investor’s circumstances and financial condition and is able to bear the risks associated with such an investment.

(g)             The Exchanging Investor confirms that it is not relying on any communication (written or oral) of the Company or its Affiliates or representatives as investment advice or as a recommendation to acquire the New Common Shares or the Cash Consideration in the Exchange. It is understood that information provided by the Company or any of its Affiliates and representatives shall not be considered investment advice or a recommendation to participate in the Exchange, and that none of the Company, or any of its Affiliates or representatives is acting or has acted as an advisor to the Exchanging Investor in deciding to participate in the Exchange.

(h)            The Exchanging Investor is familiar with the business and financial condition and operations of the Company and the Exchanging Investor has had the opportunity to conduct its own investigation of the Company and the Common Stock. The Exchanging Investor has had access to the filings of the Company with the SEC and such other information concerning the Company and the Common Stock as it deems necessary to enable it to make an informed investment decision concerning the Exchange. The Exchanging Investor has been offered the opportunity to ask such questions of the Company and its representatives and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.

(i)            The Exchanging Investor is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

(j)             The Exchanging Investor is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company.

(k)             The Exchanging Investor is acquiring the New Common Shares solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any “distribution” of the New Common Shares within the meaning of the Securities Act. The Exchanging Investor understands that the offer and sale of the New Common Shares have not been registered under the Securities Act or any state securities laws and the New Common Shares are being issued without registration under the Securities Act by reason of specific exemption(s) under the provisions thereof, which depend in part upon the investment intent of the Exchanging Investor and the accuracy of the other representations and warranties made by the Exchanging Investor in this Agreement. The Exchanging Investor understands that the Company is relying upon the truth and accuracy of, and such Exchanging Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Exchanging Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Exchanging Investor to acquire the Common Stock Consideration.

(l)            The Exchanging Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Exchanging Investor and the Company. The Exchanging Investor was given a meaningful opportunity to negotiate the terms of the Exchange.

(m)             The Exchanging Investor acknowledges it did not become aware of the Exchange through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act or otherwise through a “public offering” under Section 4(a)(2) of the Securities Act. The Exchanging Investor has not been apprised of the offering of the New Common Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(n)            The Exchanging Investor acknowledges that in connection with the Exchange, in the manner contemplated herein, the Company intends to rely on the exemption from registration set forth under Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act. The Exchanging Investor knows of no reason why such exemptions are not available.

(o)            The Exchanging Investor acknowledges that the Company may issue appropriate stop-transfer instructions to its Transfer Agent and may make appropriate notations to the same effect in its books and records to ensure compliance with the provisions of this Section 2.3.

(p)            The Exchanging Investor acknowledges and understands that at the time of the Closing, the Company may be in possession of material non-public information not known to the Exchanging Investor that may impact the value of the Exchanged Securities and the Common Stock (“Information”) that the Company has not disclosed to the Exchanging Investor. The Exchanging Investor acknowledges that they have not relied upon the non-disclosure of any such Information for purposes of making their decision to participate in the Exchange. The Exchanging Investor understands, based on its experience, the disadvantage to which the Exchanging Investor is subject due to the disparity of information between the Company, on the one hand, and the Exchanging Investor, on the other hand. Notwithstanding this, the Exchanging Investor has deemed it appropriate to participate in the Exchange. The Exchanging Investor agrees that the Company and its directors, officers, employees, agents, stockholders and affiliates shall have no liability to the Exchanging Investor or its beneficiaries whatsoever due to or in connection with the Company’s use or non-disclosure of the Information, and the Exchanging Investor hereby irrevocably waives any claim that it might have based on the failure of the Company to disclose the Information.

(q)            The Exchanging Investor further acknowledges that it and its representatives are aware that the U.S. securities laws prohibit any person who has material non-public information about an issuer from purchasing or selling, directly or indirectly, securities of such issuer (including entering into hedge transactions involving such securities), or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

ARTICLE III.

MISCELLANEOUS

3.1            Fees and Expenses. Except as set forth in this Agreement, each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including any fees required for same-day processing of any instruction letter delivered by the Company in connection with the Exchange), stamp taxes and other taxes and duties levied in connection with the delivery of the New Common Shares.

3.2            Entire Agreement. This Agreement, together with the exhibits, schedules and other agreements, certificates or other instruments referred to herein or delivered pursuant hereto, contains the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

3.3            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via electronic mail at or prior to 5:30 p.m. (Eastern Time) on a day on which the NYSE is open for trading (“NYSE Trading Day”), (b) the next NYSE Trading Day after the date of transmission, if such notice or communication is delivered via electronic mail on a day that is not a NYSE Trading Day or later than 5:30 p.m. (Eastern Time) on any NYSE Trading Day, (c) the second (2nd) NYSE Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

3.4            Further Assurances. Each Party agrees to cooperate with the other, to cause their respective officers, employees, attorneys, accountants and other agents, and, generally, to do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable Law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other Parties in complying with the terms hereof.

3.5            Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company, the Operating Partnership and the Exchanging Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

3.6            Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

3.7            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. No Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of each other Party (other than by merger).

3.8            Governing Law; Jurisdiction; Waiver of Jury Trial.

3.8.1            All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any Party shall commence an action, suit or proceeding to enforce any provisions of this Agreement, then the prevailing Party in such action, suit or proceeding shall be reimbursed by the other Party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

3.8.2            EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.8.2.

3.9            Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

3.10          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

3.11          Remedies. The Parties hereby expressly recognize and acknowledge that immediate, extensive and irreparable damage would result, no adequate remedy at law would exist and damages would be difficult to determine in the event that any provision of this Agreement is not performed in accordance with its specific terms or otherwise breached. It is hereby agreed that the Parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief and other equitable relief, without the necessity of proving the inadequacy of money damages as a remedy, and the Parties further hereby agree to waive any requirement for the securing or posting of a bond or other undertaking in connection with the obtaining of such injunctive or other equitable relief. Such remedy shall, however, be in addition to any other remedies whatsoever which a Party may otherwise have. The Parties hereby acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. The Parties further agree not to (a) oppose the granting, or raise any objection to the availability or granting, of the equitable remedy of specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement or (b) assert that a remedy of specific performance is (i) unenforceable, invalid, contrary to Law or inequitable, in any case, on the basis that a remedy of monetary damages would provide an adequate remedy for any breach of this Agreement or (ii) not an appropriate remedy for any reason at law or equity.

3.12          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, other than Rithm Capital Corp.

3.13          Tax Treatment. The Parties agree to treat, for U.S. federal income tax purposes, (i) the Preferred Stock Exchange for Initial Common Stock Consideration and Post-Approval Common Stock Consideration as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the payment of the Preferred Stock Cash Consideration paid as a redemption under Section 302 of the Code, and (iii) the Warrants Exchange as repayment of debt instruments represented by the Warrants. The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g) with respect to such Preferred Stock Exchange. The Parties will prepare and file all tax returns in a manner consistent with the intended tax treatment set forth in this Section 3.13 and will not take any inconsistent position on any tax return or during the course of any audit, litigation or other proceeding with respect to taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code.

3.14          Interpretation.

3.14.1            When a reference is made herein to an Article, Section or Exhibit, such reference shall be to an Article, Section of, or Exhibit to, this Agreement unless otherwise indicated. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part hereof as if set forth in full herein.

3.14.2            Whenever the words “include,” “includes” or “including” are used in this Agreement and are not followed by the words “without limitation”, they shall be deemed to be followed by the words “without limitation.”

3.14.3            Unless the context requires otherwise, “or” shall be construed in the inclusive sense of “and/or”, words using the singular or plural number in this Agreement also include the plural or singular number, respectively, the use of any gender herein shall be deemed to include the other genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns.

3.14.4            References to “dollars” or “$” in this Agreement are to U.S. dollars and all payments hereunder shall be made in U.S. dollars.

3.14.5            References to “U.S.” in this Agreement are to the United States of America.

3.14.6            The terms “hereof,” “herein,” “herewith,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement.

3.14.7            References herein to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder whether or not reference is made to such amendments, rules or regulations. Notwithstanding the foregoing, for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date or dates.

3.14.8            The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise appears, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

3.14.9            The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if” unless the context in which such phrase is used shall dictate otherwise.

3.14.10          All terms used herein with initial capital letters have the meanings ascribed to them in this Agreement, unless otherwise specified herein, and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

3.14.11          Any agreement or instrument defined or referred to herein means such agreement or instrument as from time to time amended, modified, or supplemented, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein. References to any contract (including this Agreement) or organizational document are to the contract or organizational document as amended, modified, supplemented or replaced from time to time, unless otherwise stated.

3.14.12          All time periods within or following which any payment is to be made or act to be done shall be calculated by excluding the date on which the period commences and including the date on which the period ends and by extending the period to the first succeeding Business Day if the last day of the period is not a Business Day, if applicable.

3.14.13          Any requirement to provide “access” or “cooperate” (or derivative forms of those and other similar terms) shall be interpreted as requiring only electronic or telephonic access or cooperation and shall not require in-person meetings.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Parties have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GREAT AJAX CORP.	Address for Notice:

13190 SW 68th Parkway
Suite 110
Tigard, OR 97223
Email: larry@aspencapital.com

By:
Name:
Title:

GREAT AJAX OPERATING PARTNERSHIP L.P.	Address for Notice:

13190 SW 68th Parkway
Suite 110
Tigard, OR 97223
Email: larry@aspencapital.com

By:
Name:
Title:

THETIS ASSET MANAGEMENT LLC	Address for Notice:

13190 SW 68th Parkway
Suite 110
Tigard, OR 97223
Email: larry@aspencapital.com

By:
Name:
Title:

With a copy to (which shall not constitute notice):

Anna T. Pinedo

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Tel: (212) 506-2275

Email: apinedo@mayerbrown.com

Signature Page to Exchange Agreement

IN WITNESS WHEREOF, the Parties have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

EXCHANGING INVESTOR

By:

Its:

By:
Name:
Title:
Email:
Facsimile:

Jurisdiction of Exchanging Investor’s Executive Offices:

Address for Notice to Exchanging Investor:

c/o [ ]

Telephone:

Facsimile:

Email:

With a copy to (which shall not constitute notice):

[ ]

EIN: [ ]

Signature Page to Exchange Agreement

EXHIBIT A

Supplemental Exchange Procedures

The Exchange shall occur in accordance with the provisions of the Exchange Agreement and the supplemental exchange procedures set forth in this Exhibit A (together, the “Exchange Procedures”); provided that each of the Company and the Exchanging Investor acknowledges that the delivery of the Common Stock Consideration to the Exchanging Investor may be delayed due to procedures and mechanics within the systems of the Transfer Agent, Warrant Agent, The Depository Trust Company (“DTC”) or the New York Stock Exchange (“NYSE”) (including the procedures and mechanics regarding the listing of the New Common Shares on the NYSE) or other events beyond the Company’s control and that such a delay will not be a breach of this Agreement so long as (i) the Company is using its reasonable best efforts to effect such delivery or (ii) such delay arises due to a failure by the Exchanging Investor to deliver settlement instructions; provided, further, that no delivery of Common Stock Consideration or Cash Consideration will be made until the Exchanged Securities have been received for exchange in accordance with the Exchange Procedures and no accrued interest will be payable by reason of any delay in making such delivery.

All questions as to the form of all documents and the validity and acceptance of the Exchanged Securities and the Exchange Consideration will be determined by the Company, in its sole discretion, which determination shall be final and binding and the Company may request such additional instruments or other documents of conveyance or transfer from the Exchanging Investor prior to the acceptance of any Exchanged Securities for the Exchange.

The Exchanging Investor hereby irrevocably (a) waives any and all other rights with respect to such Exchanged Securities and (b) releases and discharges the Company and its affiliates and representatives from any and all claims, actions, causes or rights, whether known or unknown, contingent or matured, that the undersigned may now have, or may have in the future, arising out of, or related to, such Exchanged Securities.

Exhibit A

Notice to Exchanging Investor

To ensure timely settlement, please follow the instructions as set forth on this and the following pages.

These instructions supersede any prior instructions you received. Your failure to comply with these instructions may delay your receipt of the Exchange Consideration.

To deliver Exchanged Securities:

You must post, no later than 9:30 a.m, Eastern Time, a withdrawal request for the Exchanged Securities through the DTC via DWAC. It is important that this instruction be submitted and the DWAC posted on the Closing Date.

To receive Exchange Consideration:

To Receive Common Stock Consideration: You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the New Common Shares to be issued upon exchange to post on the Closing Date no later than 9:30 a.m., Eastern Time, a one-sided deposit instruction through DTC via DWAC for the Common Stock Consideration deliverable in respect of the Exchanged Securities. It is important that this instruction be submitted and the DWAC posted on the Closing Date.

The DTC Participant number of Equiniti Trust Company (formerly known as American Stock Transfer & Trust Company, LLC), the Transfer Agent and Registrar for the Common Stock, is: [ ].

Closing: On each Closing Date, after the Company receives your delivery instructions as set forth above and a withdrawal request in respect of the Exchanged Securities has been posted as specified above, and subject to the satisfaction of the conditions to the applicable Closing as set forth in your Exchange Agreement, the Company will deliver the Exchange Consideration in respect of the Exchanged Securities in accordance with the delivery instructions above on the Initial Closing Date or the Stockholder Approval Closing Date, as applicable.

Please complete and fill in the information requested on the following pages, with respect to the Exchanged Securities and Exchange Consideration.

Exhibit A

Exchanging Investor:

Investor Address:

Telephone:

Country of Residence:

Taxpayer Identification Number:

EXCHANGED SECURITIES: Account for existing [Series A][Series B] Preferred Stock:

DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:

Account for existing [Series A][Series B] Warrants:

DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:

Exhibit A

EXCHANGE CONSIDERATION: Account for delivery of new Common Stock Consideration:

DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:

Wire instructions for Cash Consideration:
Bank Name:
Bank Address:
ABA Routing #:
Account Name:
Account Number:
FFC Account Name:
FFC Account #:
Contact Person:

Exchanging Investor Address:

Telephone:

Country of Residence:

Taxpayer Identification Number:

Exhibit A